Exhibit 10.1

INSTRUMENT OF AMENDMENT FOR

PIEDMONT NATURAL GAS COMPANY, INC.

DEFINED CONTRIBUTION RESTORATION PLAN

THIS INSTRUMENT OF AMENDMENT (this “Instrument”) is made and entered into as of the 23rd day of January, 2012, by PIEDMONT NATURAL GAS COMPANY, INC., a North Carolina corporation (the “Company”).

Statement of Purpose

The Company maintains the Piedmont Natural Gas Company, Inc. Defined Contribution Restoration Plan (the “Plan”). The Company desires to amend the Plan to change the definition of retirement. In Section 6.1 of the Plan the Company has reserved the right to amend the Plan in whole or in part at any time and has further directed that the Benefit Plan Committee (the “Committee”) shall have the authority to adopt any non-substantive amendment.

NOW, THEREFORE, the Company, acting through the Committee, does hereby declare that the Plan is amended to read as follows:

1. Effective as January 1, 2010, Section 2.1(b)(19) is amended in its entirety to read as follows:

““Retirement” shall mean a Participant’s Separation from Service on or after such Participant is eligible for early or normal retirement under the defined benefit pension plan sponsored by the Company or would have been so eligible if the Participant were eligible to participate in such plan.”

2. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Instrument to be executed as of the day and year first above written.

PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ Kevin M. O’Hara
Kevin M. O’Hara
Senior Vice President, Chief Administrative Officer

“Company”